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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated May 23, 2002, relating to the financial statements of Biodiesel Industries, Inc. We also consent to the reference to our Firm under the caption "Experts."

                                  /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. Certified Public Accountants

New York, New York
July 30, 2002